Exhibit 99.1

Opexa Facility Becomes Foundation for Contract Manufacturing and
Development Organization for Cellular Therapies

THE WOODLANDS, Texas (February 1, 2017) - Opexa Therapeutics, Inc. (NASDAQ: OPXA), a biopharmaceutical company with a strong history of cellular therapy drug development, today announced it had assigned its facility lease to KBI Biopharma, Inc., a global contract development and manufacturing company, thereby establishing a cellular therapy contract development and manufacturing organization (CDMO) in the Houston area. Opexa had leased the facility for over a decade to support GMP manufacturing for its proprietary cellular therapy platform. The assignment of Opexa’s facility lease and the related assignment of a lease on a major piece of equipment to KBI should eliminate key liabilities for Opexa. The annual lease obligations on the facility, including property tax and insurance, totaled approximately $1 million. In addition to assuming the remaining lease term for the facility and the piece of equipment, KBI paid Opexa a lump sum for Opexa’s manufacturing and laboratory equipment. Resulting from this, the employment contract for Donald Healey, Ph.D., Opexa’s Chief Scientific Officer, has been terminated as he becomes the Senior VP of Operations and Site Head for KBI. KBI intends to transition the facility into a world class manufacturing and development operation, providing contract services to biopharmaceutical companies developing cellular therapy products.

“I am pleased with this transaction for two strategic reasons,” said Neil K. Warma, President and Chief Executive Officer of Opexa. “First, it enabled us to eliminate our two major liabilities for Opexa shareholders, as we continue to assess strategic opportunities. Opexa had almost four years left on a five-year building lease, plus over two years remaining on an equipment lease, so being able to exit from those two leases and the related future obligations was a priority for us. Second, with an esteemed group such as KBI assuming the leases and taking over the facility, we are pleased to see that Opexa’s legacy in cellular therapy manufacturing will continue under such an experienced group with a solid history of success. Dr. Healey’s expertise in managing the operations of the local facility should result in a smooth transition and provide a solid foundation from which KBI can build and offer services to cell therapy companies across the country.”

For more information, visit the Opexa Therapeutics website at www.opexatherapeutics.com.
Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995
Statements contained in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "expects," "believes," "may," "intends," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that forward-looking statements, including without limitation statements regarding Opexa’s elimination of future lease liabilities and KBI’s development of a cellular therapy contract development and manufacturing organization, constitute forward-looking statements. These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation our ability to raise additional capital to continue our development programs, our ability to successfully develop potential products, our ability to obtain, maintain and protect intellectual property rights , and our ability to realize the savings anticipated by the lease assignments and restructuring, as well as other risks associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks are described in detail in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. All forward-looking statements contained in this release speak only as of the date on which they were first made by us, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

Company Contact:
Neil Warma
President & CEO
Opexa Therapeutics, Inc.
nwarma@opexatherapeutics.com
+1-281-775-0600

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